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                                  Exhibit 16.1
                                  ------------


December 19, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

         We have read Item 4 of Form 8-K dated December 19, 2000 of B.H.I.T. Inc. and are in agreement with the statements contained in the second paragraph on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.







                                                           /s/ Ernst & Young LLP